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                           CERTIFICATE OF AMENDMENT

                                      OF

                    RESTATED CERTIFICATE OF INCORPORATION

                                    *****


        WINNER'S ENTERTAINMENT, INC., a corporation organized and existing under and by virtue of the General Corporation Law of the State of Delaware, DOES HEREBY CERTIFY:

        FIRST: That at a meeting of the Board of Directors of Winner's Entertainment, Inc. resolutions were duly adopted setting forth proposed amendments to the Restated Certificate of Incorporation of said corporation, declaring said amendments to be advisable and calling a meeting of the stockholders of said corporation for consideration thereof. The resolutions setting forth the proposed amendments are as follows:

                RESOLVED, that the Restated Certificate of Incorporation of this corporation be amended by changing the Article I thereof so that, as amended, said Article shall be and read as follows:

                        The name of the Corporation is MTR Gaming Group, Inc.,
                and

                FURTHER RESOLVED, that the Restated Certificate of Incorporation of this corporation be amended by changing
                Article IV thereof so that, as amended, said Article shall be and read as follows:

                        The number of shares which the Corporation shall have
                the authority to issue is 50,000,000, all such shares to be of a single class of common stock with a par value of $.00001 per share.

        SECOND, that thereafter, pursuant to resolution of its Board of Directors, an annual meeting of the stockholders of said corporation was duly called and held, upon notice in accordance with Section 222 of the General Corporation Law of the State of Delaware at which

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meeting the necessary number of shares as required by statute were voted in favor of the amendment.

        THIRD, that said amendments were duly adopted in accordance with the provisions of Section 242 of the General Corporation Law of the State of Delaware.

        IN WITNESS WHEREOF, said Winner's Entertainment, Inc. has caused this certificate to be signed by Edson R. Arneault, its President, this 18th day of October, 1996.

                                                Winner's Entertainment
                                                ----------------------
                                                By  /s/ EDSON R. ARNEAULT
                                                -------------------------
                                                     President


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